Exhibit 10.2

                          MODIFICATION TO
                 SETTLEMENT AND RELEASE AGREEMENT


     This Modification to Settlement and Release Agreement ("Modification Agreement") is made and entered into this ___ day of ________, 2001 (the "Revised Effective Date"), between and among California Software Corporation, a corporation organized under the laws of the state of Nevada (the "Company"), Bruce Acacio, Carol Conway, and NevWest Securities Corporation, a corporation organized under the laws of the state of Nevada including its officers, directors, employees and agents ("NevWest"), on the one hand (collectively, the "Released Parties"), and certain of the subscribers (the "Subscribers") to the Company's Private Placement Memorandum dated February 14, 2000 (the "PPM"). All the above-described individuals and entities are sometimes referred to herein as "the Parties."

                       W I T N E S S E T H:

     WHEREAS, this Modification Agreement is intended to modify a certain Settlement Agreement entitled "Settlement and Release Agreement" involving California Software Corporation and investors participating as PPM investors ("the Subscribers") in a private placement conducted by the Company;

     WHEREAS, the Settlement and Release Agreement allowed California Software Corporation, the discretion to demand, as a condition precedent to consummation, acceptance by participating subscribers representing no less than ninety percent (90%) of all common shares sold through the PPM (the "Required Number of Subscribers") on a date no later than December 4, 2000 (the "Effective Date") and whereas such condition precedent was not satisfied;

     NOW, THEREFORE, in consideration of the Company's willingness to extend the time period allotted to the Subscribers for acceptance of the Settlement, and in consideration of the Company's willingness to reduce the required participation precedent to consummation of the Settlement and Release Agreement, the Parties hereby agree to modify the Settlement and Release Agreement as follows:

                        A G R E E M E N T:

I. The Parties hereby mutually agree to amend the following paragraphs of the Settlement and Release Agreement:

A. Paragraph Three (3) and its sub-paragraphs, entitled Conditions to Settlement shall now read as follows. (The use of italics and underlining herein are for clarification purposes only.)

     3. Conditions to Settlement. This Settlement Agreement shall have no force or effect absent satisfaction of each and all of the following conditions, which conditions are for the benefit of the Company and may be waived in writing in the Company's sole and unfettered discretion:

     3.1. Execution of the Settlement Agreement by Subscribers representing no less than seventy percent (70%) of all common shares sold through the PPM (the "Required Number of Subscribers"), all of which Subscribers shall participate to the full extent of the Subscriber's shareholdings in the Company, whether those shares are held in the Subscriber's name, in trust, or in a related name or entity (Those Subscribers who execute the Settlement Agreement and this Modification Agreement and thereby agree to participate are referred to herein as the "Participating Subscribers"); and

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     3.2.   Delivery  to  the  Company's representative,  Rutan  &
Tucker, on or before January 31, 2001, of Settlement Agreements and Modification Agreements executed by all Subscribers electing to participate in the Settlement Agreement as modified. (The date of such delivery shall be referred to herein as the Revised Effective Date.) The Company and NevWest Securities Corporation shall each evidence acceptance of the Settlement and Release Agreements and this Modification Agreement by due execution of the Settlement and Release Agreement and Modification Agreement and
shall   cause  to  be  delivered  to  each  of  the  participating
Subscribers   a   copy  of  the  Settlement  Agreement   and   the
Modification Agreement duly executed.

B. Paragraph Five (5) and its sub-paragraphs, entitled Cash Compensation (5.1) and Securities Based Compensation (5.2) shall now read as follows. (The use of italics and underlining herein are for clarification purposes only.)

     5.1. Cash Compensation. The Company shall compensate the participating Subscribers in the form of cash on a pro-rata basis related to their investment participation in the PPM, in the maximum aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00). The terms of such monetary based compensation shall include:

     5.1.1.     A  maximum  aggregate amount of One  Million  Five
          Hundred Thousand Dollars ($1,500,000.00) shall be made available to Participating Subscribers within sixty (60) days of the Revised Effective Date or March 30, 2001, whichever is later. The Company shall be solely and exclusively responsible for such payment and shall effectuate such payment by paying the Participating Subscribers 56.5 cents ($0.565) for each share of the Company's common stock purchased through the PPM. Should all Subscribers execute the Settlement Agreement, this amount reflects an aggregate payment of approximately $1.5 million.

     5.1.2. Within sixty (60) days of the Revised Effective Date or by March 30, 2001, whichever is later, by Promissory Note, a maximum aggregate amount of One Million Dollars ($1,000,000.00) shall be made available to Participating Subscribers by the Company. The Company shall be solely and exclusively responsible for such payment and shall effectuate such payment via Promissory Note, which Promissory Note shall take the form of the sample note attached as Exhibit "A" to the Settlement and Release Agreement. This Note shall obligate the Company to pay the Participating Subscribers 36.5 cents ($0.365) for each share of the Company's stock obtained through the PPM within thirty-six (36) months pursuant to the terms of a Promissory Note (the "Promissory Note"). Should all Subscribers execute the Settlement Agreement, the aggregate payment to be made under the Promissory Note totals approximately $1 million.

     5.2    Securities Based Compensation.

     5.2.1 Within sixty (60) days of the Revised Effective Date or by March 30, 2001, whichever is later, Bruce Acacio and Carol Conway shall each transfer to the Participating Subscribers, on a pro rata basis, based on the number of shares purchased through the PPM by all Participating Subscribers, up to 600,000 shares (the "Acacio/Conway Shares") of their individual holdings in the Company's common stock, or such lesser sum equal to the percentage of all common shares sold through the PPM represented by the Participating Subscribers. [By way of example, should the Participating Subscribers represent only 95% of the shares sold through the PPM, the number of shares each would transfer would total 570,000 shares.]

     5.2.2 Within sixty (60) days of the Revised Effective Date or by March 30, 2001, whichever is later, NevWest shall transfer to the Participating Subscribers, on a pro rata basis, based on the number of shares purchased through the

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          PPM by all Participating Subscribers, up to 500,000 shares
          (the "NevWest Shares") of NevWest's holdings in the Company's common stock, or such lesser sum equal to the percentage of all common shares sold through the PPM represented by the Participating Subscribers. [By way of example, should the Participating Subscribers represent only 95% of the shares sold through the PPM, the number of shares NevWest would transfer would total 475,000 shares.] NevWest shall be solely and exclusively responsible for transferring the shares referenced in this sub-paragraph.

II. The Settlement and Release Agreement referred to throughout this Modification Agreement is fully incorporated herein in its entirety. Any terms and/or provisions contained in the original Settlement and Release Agreement which terms and/or provisions are not expressly modified or amended by this Modification Agreement, remain in full force and effect. This Modification Agreement together with the Settlement and Release Agreement constitute one Agreement, which Agreement is meant to be interpreted in such a manner as to substitute the provisions and/or terms expressly modified hereby for their counterparts as appearing in the Settlement and Release Agreement.

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WHEREFORE, the parties hereto, having been duly authorized  to  do so, have caused this Modification Agreement to be executed as of the date first above written.


CALIFORNIA SOFTWARE CORPORATION


/s/ Bruce Acacio
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 By Bruce Acacio, its CEO

/s/ Carol Conway
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 By Carol Conway, its President



/s/ Bruce Acacio
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Bruce Acacio, personally and individually



/s/ Carol Conway
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Carol Conway, personally and individually



NEVWEST SECURITIES CORPORATION


/s/ Anthony M. Mello, III
--------------------------------------------------------
 By Anthony M. Mello, III, its authorized representative

/s/ Antony M. Santos
--------------------------------------------------------
 By Antony M. Santos, its authorized representative


SUBSCRIBER(S)


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Signature

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Printed Name

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Date

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